As filed with the Securities and Exchange Commission on September 1, 1999
                                                   Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                          STERLING SOFTWARE, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                DELAWARE                         75-1873956
      --------------------------------------------------------------
      (State of incorporation)  (I.R.S. employer identification no.)

                       300 Crescent Court, Suite 1200
                            Dallas, Texas 75201
            ---------------------------------------------------
            (Address of principal executive offices) (Zip Code)

             INFORMATION ADVANTAGE, INC. 1992 STOCK OPTION PLAN
                      AND 1997 EQUITY INCENTIVE PLAN;
              IQ SOFTWARE CORPORATION 1993 STOCK OPTION PLAN,
                1987 STOCK OPTION PLAN AND 1994 NON-EMPLOYEE
                        DIRECTORS STOCK OPTION PLAN
             --------------------------------------------------
                         (Full title of the plans)

                          Don J. McDermett, Esq.,
            Senior Vice President, General Counsel and Secretary
                          Sterling Software, Inc.
                       300 Crescent Court, Suite 1200
                            Dallas, Texas 75201
                               (214) 981-1000
         ---------------------------------------------------------
         (Name, address and telephone number, including area code,
                           of agent for service)



                                 CALCULATION OF REGISTRATION FEE
=============================================================================================
                                        Proposed Maximum     Proposed Maximum     Amount of
Title of Securities    Amount to  be     Offering Price     Aggregate Offering   Registration
 to be Registered      Registered (2)    Per Share (3)          Price (3)          Fee (4)
---------------------------------------------------------------------------------------------
Common Stock, par
value $0.10 per
share (1)             1,388,502 shares     $12.5211             $17,385,572.39     $4,833.19
=============================================================================================

(1) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.10 per share, of Sterling Software, Inc. ("Sterling Software").
(2) Represents the number of shares of Common Stock, par value $0.10 per share, of Sterling Software ("Sterling Common Stock") issuable upon the exercise of options granted pursuant to the Information Advantage, Inc, 1997 Equity Incentive Plan and 1992 Stock Option Plan; and the IQ Software Corporation 1993 Stock Option Plan, 1987 Stock Option Plan and 1994 Non-Employee Directors Stock Option Plan (collectively, the "Stock Option Plans"), that were outstanding at the effective time of the merger of Information Advantage, Inc. with a wholly owned subsidiary of Sterling Software (the "Options"). Pursuant to Rule 416, there are registered hereunder such indeterminate number of additional shares as may become issuable upon the exercise of Options as a result of the antidilution provisions contained in the Plans.
(3) The aggregate offering price represents the aggregate price payable upon the exercise of the Options. The offering price per share represents the quotient obtained by dividing the aggregate offering price by the number of shares of Sterling Common Stock issuable upon the exercise of the Options.
(4)   Computed in accordance with Rule 457(h).



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                           INTRODUCTORY STATEMENT

      On July 15, 1999, Sterling Software Acquisition Corp. ("Purchaser"), a wholly owned subsidiary of Sterling Software, entered into an agreement and plan of merger (the "Merger Agreement") to acquire all of the issued and outstanding shares of common stock, par value $.01 per share (including the associated Preferred Stock Purchase Rights, the "Shares"), of Information Advantage, Inc. (the "Company").

      Pursuant to the terms of the Merger Agreement, at the effective time of the merger (the "Effective Time") of Purchaser with and into the Company with the Company surviving (the "Merger"), each Option under the Stock Option Plans, whether or not then exercisable or fully vested, was assumed by Sterling Software and converted into an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including without limitation the term, vesting, exercisability, status as an "incentive stock option" (if applicable) under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and termination provisions thereof, the number of shares of Sterling Common Stock, rounded down to the nearest whole share, determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by the Conversion Factor (as defined below), at an exercise price per share of Sterling Common Stock (increased to the nearest whole cent) equal to the exercise per Share subject to such Option divided by the Conversion Factor; provided, however, that in the case of any Option to which Section 421 of the Code applied by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula was adjusted if necessary to comply with Section 424(a) of the Code. As determined pursuant to the terms of the Merger Agreement, the Conversion Factor is .316109422.

ITEM 1.   PLAN INFORMATION

        The document(s) containing the information specified in Item 1 will be sent or given to Participants in the Stock Option Plans as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The document(s) containing the information specified in Item 2 will be sent or given to participants in the Stock Option Plans as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Sterling Software, Inc. ("Parent") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

            (i) Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed with the Commission on November 17, 1999, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the Commission on January 27, 1999;

            (ii) All other reports filed by Parent pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above;

            (iii) The description of common stock, par value $0.10 per share, of Parent ("Sterling Common Stock"), which is incorporated by reference to the Registration
                  Statement on Form 8-A/A filed with the Commission on May 27, 1998; and

            (iv) The description of the rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.10 per share, of Parent (the "Sterling Rights"), which is incorporated by reference to Parent's Current Report on Form 8-K dated December 18, 1996, as updated by Parent's Registration Statement on Form 8-A/A filed with the Commission on April 3, 1998.

        In addition, all documents hereafter filed by Sterling Software pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sterling Software is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") allows the indemnification of officers and directors of a corporation against liabilities and expenses arising out of actions brought by a third party, provided that the board of directors determines that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal matter, had no reasonable cause to believe his or her conduct was unlawful. Such law also permits indemnification against expenses in actions brought by or in right of a corporation if the standards of conduct required for third party actions are met, and either (1) such person was not adjudged liable to the corporation, or (2) the Delaware Chancery Court or other court in which the action was brought determines that such person is fairly and reasonably entitled to be indemnified. Indemnification provided pursuant to Section 145 is not exclusive, and a corporation is empowered to purchase and maintain insurance on behalf of any person who is an officer or director of another corporation or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under such section. Sterling Software's Bylaws (the "Bylaws") provide that Sterling Software shall indemnify its directors to the fullest extent permitted by the DGCL, and that Sterling Software may, if and to the extent authorized by Sterling Software's board of directors, indemnify its officers and any other person whom it had the power to indemnify against any liability, expense or other matter.

        The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Sterling Software's Certificate of Incorporation (the "Certificate of Incorporation") provides that to the fullest extent permitted by the DGCL, directors of Sterling Software shall not be liable to Sterling Software or its stockholders for monetary damages for breach of their fiduciary duties as directors.

        As authorized by the Certificate of Incorporation, Sterling Software has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by Sterling Software of the indemnities thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and (iii) the establishment, upon approval by Sterling Software's board of directors, of trusts or other funding mechanisms to fund Sterling Software's indemnification obligations thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

        The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.       Description
-----------       -----------

4.1 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference, SEC File No. S766400).

4.2 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference, SEC File No. 96682898).

4.3 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference, SEC File No. 98587026).

5.1               Opinion of General Counsel regarding legality.

23.1              Consent of Ernst & Young LLP.

23.2              Consent of General Counsel (included in Exhibit 5.1) .

24.1              Power of Attorney.

ITEM 9.   UNDERTAKINGS.

        A.  Sterling Software (the "Registrant") hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(h) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of September, 1999.


                                  STERLING SOFTWARE, INC.


                                  By  /s/ Don J. McDermett, Jr.
                                      --------------------------------------
                                      Don J. McDermett, Jr.
                                      Senior Vice President, General Counsel
                                          and Secretary

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on September 1, 1999.


          Signature                               Title
          ---------                               -----

              *                     Chief Executive Officer and President;
------------------------------      Director (Principal Executive Officer)
   Sterling L. Williams


              *                     Senior Vice President and Chief
------------------------------      Financial-Officer (Principal Financial
       R. Logan Wray                and Accounting Officer)


              *                     Chairman of the Board; Director
-----------------------------
          Sam Wyly


              *                     Vice Chairman of the Board; Director
-----------------------------
     Charles J. Wyly, Jr.


              *                                  Director
-----------------------------
         Evan A. Wyly


              *                                  Director
-----------------------------
      Phillip A. Moore


              *                                  Director
-----------------------------
      Michael C. French


              *                                  Director
-----------------------------
      Donald R. Miller


              *                                  Director
-----------------------------
     Robert J. Donachie


              *                                  Director
-----------------------------
       Alan W. Steelman


* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                  By:  /s/ Don J. McDermett, Jr.
                                      -----------------------------
                                       Don J. McDermett, Jr.
                                       Attorney-in Fact




LIST OF EXHIBITS


Designation       Description of Exhibit
-----------       ----------------------

4.1 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference, SEC File No. S766400).

4.2 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference, SEC File No. 96682898).

4.3 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference, SEC File No. 98587026).

5.1               Opinion of General Counsel regarding legality.

23.1              Consent of Ernst & Young LLP.

23.2              Consent of General Counsel (included in Exhibit 5.1).

24.1              Power of Attorney.